POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Christopher Michael Ryan, with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:
1.
prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation of the SEC, and thereafter request, and have access to, filing codes for the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system;
2.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, complete and execute any amendment or amendments thereto, and timely file such forms with the SEC and any stock exchange or similar authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and
3.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is Bitcoin Depot Inc. (the “Company”) assuming, any of the undersigned’s responsibilities to comply with Sections 13 and 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be

/s/ Anthony Gagliardi
Signature
Anthony Gagliardi III
Name
04/13/2026
Date

State of __Texas__________________

County of __Tarrant__________________

Signed before me on ___13th____April________________, 2026
by Anthony Gagliardi III.

/s/ John D Clark
Signature
Notary Public, State of Texas	(Notary Seal)
Title of office
03/18/2028
Commission Expiration

Signature Page to
Power of Attorney (Anthony Gagliardi III)